Exhibit 99.1

Werner Enterprises Reports Second Quarter 2023 Results

Second Quarter 2023 Highlights (all metrics compared to second quarter 2022)

•Total revenues of $811.1 million, down 3%
•Operating income of $47.2 million, down 37%; non-GAAP adjusted operating income of $51.1 million, down 34%
•Operating margin of 5.8%, down 320 basis points; non-GAAP adjusted operating margin of 6.3%, down 300 basis points
•Diluted EPS of $0.47, down 58%; non-GAAP adjusted diluted EPS of $0.52, down 40%

OMAHA, Neb., August 3, 2023 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the second quarter ended June 30, 2023.

“While macroeconomic conditions and continued softness in the freight market remained challenging in the second quarter 2023, we grew total revenue net of fuel year-over-year led by our Logistics segment that grew for the 11th-straight quarter, and our Dedicated business that remained steady with continued revenue-per-truck growth,” said Derek J. Leathers, Chairman, President and CEO. “We are progressing our cost savings program with moderating expense trends emerging. Our results continue to reflect a business model that is durable, diversified and resilient. The combination of our talented associates, operational scale, reputation for service excellence and innovation positions us well as the freight market strengthens.”

Total revenues for the quarter were $811.1 million, a decrease of $25.2 million compared to the prior year quarter, due to a $43.4 million decrease in Truckload Transportation Services (“TTS”) revenues, partially offset by Logistics revenues growth of $20.7 million or 10%. The TTS revenue decline was largely due to $42.0 million lower fuel surcharge revenues. Net of fuel surcharges, consolidated total revenues grew during the quarter by $16.8 million or 2%.

Operating income of $47.2 million decreased $27.7 million, or 37%, while operating margin of 5.8% decreased 320 basis points. On a non-GAAP basis, adjusted operating income of $51.1 million decreased $26.5 million, or 34%. Adjusted operating margin of 6.3% declined 300 basis points from 9.3% for the same quarter last year.

TTS operating income decreased by $18.8 million and TTS adjusted operating income decreased by $18.3 million. Logistics operating income decreased $8.1 million and adjusted operating income decreased by $7.5 million. Corporate and Other (including driving schools) operating income decreased by $0.7 million.

Net interest expense of $6.2 million increased $4.8 million primarily due to higher interest rates for variable rate debt and an increase in average debt outstanding. The effective income tax rate during the quarter was 25.2%, compared to 24.4% in second quarter 2022.

During second quarter 2023, we had net losses on our strategic investments of $0.8 million, or $0.01 per share, compared to net gains of $24.1 million, or $0.28 per share, in second quarter 2022. Consistent

Werner Enterprises, Inc. - Release of August 3, 2023

with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $29.9 million decreased 59%. On a non-GAAP basis, adjusted net income attributable to Werner of $33.2 million decreased 41%. Diluted EPS of $0.47 decreased 58%. On a non-GAAP basis, adjusted diluted EPS of $0.52 decreased 40%.

Key Consolidated Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands, except per share amounts)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Total revenues	$811,096	$836,276	(3)%	$1,643,810	$1,600,881	3%
Truckload Transportation Services revenues	570,192	613,616	(7)%	1,158,522	1,172,033	(1)%
Werner Logistics revenues	224,549	203,861	10%	453,218	392,869	15%
Operating income	47,198	74,923	(37)%	100,584	158,434	(37)%
Operating margin	5.8%	9.0%	(320) bps	6.1%	9.9%	(380) bps
Net income attributable to Werner	29,881	72,290	(59)%	65,105	126,039	(48)%
Diluted earnings per share	0.47	1.12	(58)%	1.02	1.93	(47)%
Adjusted operating income (1)	51,103	77,603	(34)%	108,648	163,794	(34)%
Adjusted operating margin (1)	6.3%	9.3%	(300) bps	6.6%	10.2%	(360) bps
Adjusted net income attributable to Werner (1)	33,243	56,132	(41)%	71,508	119,098	(40)%
Adjusted diluted earnings per share (1)	0.52	0.87	(40)%	1.12	1.82	(38)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $570.2 million decreased $43.4 million; Trucking revenues, net of fuel surcharges, decreased less than 1%
•Operating income of $45.2 million decreased $18.8 million; non-GAAP adjusted operating income of $47.9 million decreased $18.3 million due to a lower rate per mile, higher salaries, wages and benefits, and lower gains on the sale of property and equipment
•Operating margin of 7.9% decreased 250 basis points from 10.4%; non-GAAP adjusted operating margin of 8.4% decreased 240 basis points from 10.8%
•Non-GAAP adjusted operating margin, net of fuel, of 9.7% decreased 370 basis points from 13.4%
•Average segment trucks in service totaled 8,351, an increase of 65 trucks year over year, or 0.8%
•Dedicated unit trucks at quarter end totaled 5,260, or 63% of the total TTS segment fleet, compared to 5,320 trucks, or 63%, a year ago
•Average revenues per truck per week decreased 1.1% for TTS and increased 1.5% for Dedicated

During second quarter 2023, Dedicated experienced steady freight demand from our customers. One-Way Truckload customer freight demand during second quarter 2023 began to stabilize as the quarter progressed in terms of revenue per truck and loaded miles, but was much weaker than normal compared to a seasonally strong freight market in second quarter 2022.

Werner Enterprises, Inc. - Release of August 3, 2023

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Trucking revenues, net of fuel surcharge	$486,626	$488,208	0%	$979,868	$960,569	2%
Trucking fuel surcharge revenues	76,677	118,641	(35)%	164,978	198,456	(17)%
Non-trucking and other revenues	6,889	6,767	2%	13,676	13,008	5%
Total revenues	$570,192	$613,616	(7)%	$1,158,522	$1,172,033	(1)%
Operating income	45,159	64,004	(29)%	96,145	140,097	(31)%
Operating margin	7.9%	10.4%	(250) bps	8.3%	12.0%	(370) bps
Operating ratio	92.1%	89.6%	250 bps	91.7%	88.0%	370 bps
Adjusted operating income (1)	47,915	66,184	(28)%	101,640	144,457	(30)%
Adjusted operating margin (1)	8.4%	10.8%	(240) bps	8.8%	12.3%	(350) bps
Adjusted operating margin, net of fuel surcharge (1)	9.7%	13.4%	(370) bps	10.2%	14.8%	(460) bps
Adjusted operating ratio (1)	91.6%	89.2%	240 bps	91.2%	87.7%	350 bps
Adjusted operating ratio, net of fuel surcharge (1)	90.3%	86.6%	370 bps	89.8%	85.2%	460 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $224.5 million increased $20.7 million, or 10%
•Operating income of $4.4 million decreased $8.1 million
•Operating margin of 1.9% decreased 420 basis points from 6.1%
•Adjusted operating income of $5.5 million decreased $7.5 million
•Adjusted operating margin of 2.4% decreased 400 basis points from 6.4%

Truckload Logistics revenues (77% of Logistics revenues) increased 30%, driven by an increase in shipments due to the November 2022 ReedTMS acquisition, partially offset by a decline in revenues per shipment.
Final Mile revenues (12% of Logistics revenues) increased $3.5 million and 15%.

Intermodal revenues (11% of Logistics revenues) decreased 49%, due to a decline in shipments and lower revenues per shipment.

Logistics operating income decreased $8.1 million and adjusted operating income decreased $7.5 million in second quarter 2023, due to a seasonally soft and competitive freight and rate market in second quarter 2023 compared to a seasonally strong freight market in second quarter 2022.

Werner Enterprises, Inc. - Release of August 3, 2023

Key Werner Logistics Segment Financial Metrics

	Three Months Ended June 30,			Six Months Ended June 30,
(In thousands)	2023	2022	Y/Y Change	2023	2022	Y/Y Change
Total revenues	$224,549	$203,861	10%	$453,218	$392,869	15%
Operating expenses:
Purchased transportation expense	185,397	166,241	12%	373,895	323,762	15%
Other operating expenses	34,797	25,130	38%	70,031	47,936	46%
Total operating expenses	220,194	191,371	15%	443,926	371,698	19%
Operating income	$4,355	$12,490	(65)%	$9,292	$21,171	(56)%
Operating margin	1.9%	6.1%	(420) bps	2.1%	5.4%	(330) bps
Adjusted operating income (1)	$5,504	$12,990	(58)%	$11,861	$22,171	(47)%
Adjusted operating margin (1)	2.4%	6.4%	(400) bps	2.6%	5.6%	(300) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in second quarter 2023 was $114.9 million compared to $112.6 million in second quarter 2022, an increase of 2%.

Net capital expenditures in second quarter 2023 were $151.4 million compared to $116.3 million in second quarter 2022, an increase of 30%. We plan to continue to invest in new trucks, trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.1 years and 5.1 years, respectively, as of June 30, 2023.

Gains on sales of property and equipment in second quarter 2023 were $11.9 million, or $0.14 per share, compared to $20.7 million, or $0.24 per share, in second quarter 2022. Year over year, we sold significantly more trucks and trailers and realized substantially lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

We did not repurchase shares of our common stock in second quarter 2023. As of June 30, 2023, we had 2.3 million shares remaining under our share repurchase authorization.

As of June 30, 2023, we had $47 million of cash and cash equivalents and $1.5 billion of stockholders’ equity. Total debt outstanding was $640 million at June 30, 2023. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of June 30, 2023 of $511 million.

Werner Enterprises, Inc. - Release of August 3, 2023

2023 Guidance Metrics and Assumptions

The following table summarizes our updated 2023 guidance and assumptions:

	Prior (as of 5/3/23)	Actual (as of 6/30/23)	New (as of 8/3/23)	Commentary
TTS truck count from BoY to EoY	(2)% to 1% (annual)	(4)% (YTD23)	(4)% to (2)% (annual)	•Adjusting fleet size to adapt to softer freight market
Net capital expenditures	$350M to $400M (annual)	$254M (YTD23)	$400M to $450M (annual)	•Greater pace of refreshing the fleet to reduce average equipment age
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	3.0% (1H23 vs 1H22)	0% to 3% (annual)	•Expect low single-digit percent increase YoY with difficult comparisons
One-Way Truckload RPTM* growth	(6)% to (3)% (1H23 vs. 1H22)	(4.2)% (1H23 vs 1H22)	(7)% to (4)% (3Q23 vs. 3Q22)	•Stabilizing OWT freight conditions in 3Q, then modest seasonal improvement in 4Q
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 25.2% in 2Q23 compared to 2Q22 of 24.4%. Expect annual effective tax rate in the range of 24.0% to 25.0%.
•Average truck age of 2.1 years and average trailer age of 5.1 years as of 6/30/23. Expect average truck and trailer ages of 2.2 years and 5.0 years, respectively, as of 12/31/23.

Werner Enterprises, Inc. - Release of August 3, 2023

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss second quarter 2023 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on August 3, 2023 at approximately 6:00 p.m. CT through September 3, 2023 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 2120201. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2022 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of August 3, 2023

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
	$	%	$	%	$	%	$	%
Operating revenues	$811,096	100.0	$836,276	100.0	$1,643,810	100.0	$1,600,881	100.0
Operating expenses:
Salaries, wages and benefits	266,373	32.9	253,639	30.3	534,688	32.5	495,635	31.0
Fuel	77,740	9.6	125,446	15.0	169,154	10.3	213,867	13.3
Supplies and maintenance	64,964	8.0	62,656	7.5	133,189	8.1	119,681	7.4
Taxes and licenses	25,408	3.1	23,791	2.8	50,833	3.1	47,624	3.0
Insurance and claims	36,806	4.5	41,071	4.9	73,291	4.4	68,563	4.3
Depreciation and amortization	74,898	9.2	68,471	8.2	149,211	9.1	135,700	8.5
Rent and purchased transportation	217,086	26.8	197,116	23.6	437,310	26.6	382,353	23.9
Communications and utilities	4,669	0.6	3,781	0.4	9,402	0.6	7,707	0.5
Other	(4,046)	(0.5)	(14,618)	(1.7)	(13,852)	(0.8)	(28,683)	(1.8)
Total operating expenses	763,898	94.2	761,353	91.0	1,543,226	93.9	1,442,447	90.1
Operating income	47,198	5.8	74,923	9.0	100,584	6.1	158,434	9.9
Other expense (income):
Interest expense	8,139	1.0	1,787	0.2	16,055	1.0	3,226	0.2
Interest income	(1,899)	(0.2)	(313)	—	(3,451)	(0.2)	(588)	—
Loss (gain) on investments in equity securities, net	(79)	—	(24,095)	(2.8)	2	—	(14,289)	(0.9)
Loss from equity method investment	844	0.1	—	—	844	—	—	—
Other	86	—	126	—	93	—	199	—
Total other expense (income)	7,091	0.9	(22,495)	(2.6)	13,543	0.8	(11,452)	(0.7)
Income before income taxes	40,107	4.9	97,418	11.6	87,041	5.3	169,886	10.6
Income tax expense	10,087	1.2	23,809	2.8	21,487	1.3	41,242	2.6
Net income	30,020	3.7	73,609	8.8	65,554	4.0	128,644	8.0
Net income attributable to noncontrolling interest	(139)	—	(1,319)	(0.2)	(449)	—	(2,605)	(0.1)
Net income attributable to Werner	$29,881	3.7	$72,290	8.6	$65,105	4.0	$126,039	7.9
Diluted shares outstanding	63,687		64,726		63,689		65,327
Diluted earnings per share	$0.47		$1.12		$1.02		$1.93

Werner Enterprises, Inc. - Release of August 3, 2023

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	June 30, 2023	December 31, 2022
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$46,502	$107,240
Accounts receivable, trade, less allowance of $10,360 and $10,271, respectively	437,644	518,815
Other receivables	33,312	29,875
Inventories and supplies	16,026	14,527
Prepaid taxes, licenses and permits	8,687	17,699
Other current assets	67,164	74,459
Total current assets	609,335	762,615
Property and equipment	2,976,274	2,885,641
Less – accumulated depreciation	1,031,850	1,060,365
Property and equipment, net	1,944,424	1,825,276
Goodwill	129,104	132,717
Intangible assets, net	91,512	81,502
Other non-current assets (1)	330,818	295,145
Total assets	$3,105,193	$3,097,255

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$11,530	$—
Accounts payable	119,744	124,483
Current portion of long-term debt	3,750	6,250
Insurance and claims accruals	81,932	78,620
Accrued payroll	47,375	49,793
Accrued expenses	18,831	20,358
Other current liabilities	31,967	30,016
Total current liabilities	315,129	309,520
Long-term debt, net of current portion	636,250	687,500
Other long-term liabilities	55,802	59,677
Insurance and claims accruals, net of current portion (1)	239,897	244,946
Deferred income taxes	321,897	313,278
Total liabilities	1,568,975	1,614,921
Temporary equity - redeemable noncontrolling interest	39,148	38,699
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 63,389,496 and 63,223,003 shares outstanding, respectively	805	805
Paid-in capital	130,694	129,837
Retained earnings	1,923,865	1,875,873
Accumulated other comprehensive loss	(6,623)	(11,292)
Treasury stock, at cost; 17,144,040 and 17,310,533 shares, respectively	(551,671)	(551,588)
Total stockholders’ equity	1,497,070	1,443,635
Total liabilities, temporary equity and stockholders’ equity	$3,105,193	$3,097,255
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of June 30, 2023 and December 31, 2022.

Werner Enterprises, Inc. - Release of August 3, 2023

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Capital expenditures, net	$151,448	$116,349	$254,191	$153,423
Cash flow from operations	114,943	112,570	281,790	267,527
Return on assets (annualized)	3.9%	10.9%	4.2%	9.7%
Return on equity (annualized)	7.9%	21.3%	8.7%	18.7%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Truckload Transportation Services	$570,192	$613,616	$1,158,522	$1,172,033
Werner Logistics	224,549	203,861	453,218	392,869
Other (1)	19,376	18,946	39,877	36,459
Corporate	501	478	976	867
Subtotal	814,618	836,901	1,652,593	1,602,228
Inter-segment eliminations (2)	(3,522)	(625)	(8,783)	(1,347)
Total	$811,096	$836,276	$1,643,810	$1,600,881
Operating Income
Truckload Transportation Services	$45,159	$64,004	$96,145	$140,097
Werner Logistics	4,355	12,490	9,292	21,171
Other (1)	(86)	461	463	906
Corporate	(2,230)	(2,032)	(5,316)	(3,740)
Total	$47,198	$74,923	$100,584	$158,434

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of August 3, 2023

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Chg	2023	2022	% Chg
Truckload Transportation Services segment
Average trucks in service	8,351	8,286	0.8%	8,456	8,262	2.3%
Average revenues per truck per week (1)	$4,483	$4,532	(1.1)%	$4,457	$4,472	(0.3)%
Total trucks (at quarter end)
Company	8,000	8,145	(1.8)%	8,000	8,145	(1.8)%
Independent contractor	285	255	11.8%	285	255	11.8%
Total trucks	8,285	8,400	(1.4)%	8,285	8,400	(1.4)%
Total trailers (at quarter end)	27,110	25,905	4.7%	27,110	25,905	4.7%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$176,824	$188,173	(6.0)%	$359,954	$374,933	(4.0)%
Average trucks in service	3,075	3,102	(0.9)%	3,133	3,083	1.6%
Total trucks (at quarter end)	3,025	3,080	(1.8)%	3,025	3,080	(1.8)%
Average percentage of empty miles	14.01%	12.39%	13.1%	14.05%	12.07%	16.4%
Average revenues per truck per week (1)	$4,423	$4,665	(5.2)%	$4,419	$4,677	(5.5)%
Average % change YOY in revenues per total mile (1)	(5.2)%	13.7%		(4.2)%	17.1%
Average % change YOY in total miles per truck per week	0.1%	(12.9)%		(1.3)%	(10.5)%
Average completed trip length in miles (loaded)	604	692	(12.7)%	612	704	(13.1)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$309,802	$300,035	3.3%	$619,914	$585,636	5.9%
Average trucks in service	5,276	5,184	1.8%	5,323	5,179	2.8%
Total trucks (at quarter end)	5,260	5,320	(1.1)%	5,260	5,320	(1.1)%
Average revenues per truck per week (1)	$4,517	$4,452	1.5%	$4,479	$4,349	3.0%
Werner Logistics segment
Average trucks in service	33	58	(43.1)%	36	55	(34.5)%
Total trucks (at quarter end)	32	57	(43.9)%	32	57	(43.9)%
Total trailers (at quarter end)	2,885	1,920	50.3%	2,885	1,920	50.3%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of August 3, 2023

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$47,198	5.8%	$74,923	9.0%	$100,584	6.1%	$158,434	9.9%
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.2%	1,321	0.1%	2,774	0.2%	2,642	0.1%
Amortization of intangible assets (3)	2,518	0.3%	1,359	0.2%	5,290	0.3%	2,718	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$51,103	6.3%	$77,603	9.3%	$108,648	6.6%	$163,794	10.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$29,881	$0.47	$72,290	$1.12	$65,105	$1.02	$126,039	$1.93
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.02	1,321	0.02	2,774	0.04	2,642	0.04
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,346	0.04	1,187	0.02	4,946	0.08	2,374	0.04
Loss (gain) on investments in equity securities, net (4)	(79)	—	(24,095)	(0.37)	2	—	(14,289)	(0.22)
Loss from equity method investment (5)	844	0.01	—	—	844	0.01	—	—
Income tax effect of above adjustments (6)	(1,136)	(0.02)	5,429	0.08	(2,163)	(0.03)	2,332	0.03
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$33,243	$0.52	$56,132	$0.87	$71,508	$1.12	$119,098	$1.82

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$45,159	7.9%	$64,004	10.4%	$96,145	8.3%	$140,097	12.0%
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.3%	1,321	0.2%	2,774	0.3%	2,642	0.2%
Amortization of intangible assets (3)	1,369	0.2%	859	0.2%	2,721	0.2%	1,718	0.1%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$47,915	8.4%	$66,184	10.8%	$101,640	8.8%	$144,457	12.3%

Werner Enterprises, Inc. - Release of August 3, 2023

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$525,033	92.1%	$549,612	89.6%	$1,062,377	91.7%	$1,031,936	88.0%
Non-GAAP adjustments:
Insurance and claims (2)	(1,387)	(0.3)%	(1,321)	(0.2)%	(2,774)	(0.3)%	(2,642)	(0.2)%
Amortization of intangible assets (3)	(1,369)	(0.2)%	(859)	(0.2)%	(2,721)	(0.2)%	(1,718)	(0.1)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$522,277	91.6%	$547,432	89.2%	$1,056,882	91.2%	$1,027,576	87.7%

	Three Months Ended June 30,		Six Months Ended June 30,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2023	2022	2023	2022
	$	$	$	$
Operating revenues – (GAAP)	$570,192	$613,616	$1,158,522	$1,172,033
Less: Trucking fuel surcharge (7)	(76,677)	(118,641)	(164,978)	(198,456)
Operating revenues, net of fuel surcharge – (Non-GAAP)	493,515	494,975	993,544	973,577
Operating expenses – (GAAP)	525,033	549,612	1,062,377	1,031,936
Non-GAAP adjustments:
Trucking fuel surcharge (7)	(76,677)	(118,641)	(164,978)	(198,456)
Insurance and claims (2)	(1,387)	(1,321)	(2,774)	(2,642)
Amortization of intangible assets (3)	(1,369)	(859)	(2,721)	(1,718)
Non-GAAP adjusted operating expenses, net of fuel surcharge	445,600	428,791	891,904	829,120
Non-GAAP adjusted operating income	$47,915	$66,184	$101,640	$144,457
Non-GAAP adjusted operating margin, net of fuel surcharge	9.7%	13.4%	10.2%	14.8%
Non-GAAP adjusted operating ratio, net of fuel surcharge	90.3%	86.6%	89.8%	85.2%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$4,355	1.9%	$12,490	6.1%	$9,292	2.1%	$21,171	5.4%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,149	0.5%	500	0.3%	2,569	0.5%	1,000	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$5,504	2.4%	$12,990	6.4%	$11,861	2.6%	$22,171	5.6%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) Represents non-operating mark-to-market adjustments for unrealized gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(5) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

Werner Enterprises, Inc. - Release of August 3, 2023

(6) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2022 has been updated to reflect the annual incremental income tax rate.

(7) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.